Exhibit 99.1

October 4, 2010	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Invest More Than $300 Million in
Additional Growth Projects in the Bakken Shale

Projects Include an Additional Natural Gas Processing Plant in North Dakota

        TULSA, Okla. – Oct. 4, 2010 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest $300 million to $355 million between now and the end of 2012 in additional projects in the Bakken Shale in the Williston Basin.

        These investments include $180 million to $205 million for the construction of a new 100 million cubic feet per day (MMcf/d) natural gas processing facility – the Stateline I plant – in western Williams County, N.D., and related natural gas liquids (NGL) infrastructure.

         In addition to the investments for the Stateline I plant and related infrastructure, ONEOK Partners also expects to invest $70 million to $90 million for expansions and upgrades to its existing gathering and compression infrastructure. ONEOK Partners also expects to invest approximately $50 million to $60 million in 2011 and 2012 for new well connections adjacent to the Stateline I facility.

        The Stateline I plant is expected to be in service during the third quarter of 2012. Another natural gas processing plant, Stateline II, is being evaluated and could add another 100 MMcf/d of capacity if additional volumes become available for processing.

        “Additional natural gas processing capacity and infrastructure are necessary as a result of increased natural gas and natural gas liquids production associated with crude oil development in the Bakken Shale,” said Terry K. Spencer, ONEOK Partners chief operating officer. “Since the beginning of the year, drilling activity has increased significantly in this region as a result of favorable crude-oil economics and proven crude-oil reserves,” he added.

        “The Stateline I natural gas processing plant – along with our previously announced Garden Creek plant and our existing Grasslands plant – enables us to continue to meet the needs of producers in the area and provide adequate volumes for our proposed Bakken NGL pipeline,” Spencer said.

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ONEOK Partners to Invest More Than $300 Million
In Additional Growth Projects in the Bakken Shale

        In aggregate, the Stateline I plant and related infrastructure are expected to generate EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of five to seven times. The incremental earnings from these projects are expected to increase distributable cash flow and value to unitholders in the form of higher distributions.

        When added to the partnership’s existing Grasslands natural gas processing facility and the previously announced Garden Creek plant in eastern McKenzie County, N.D., scheduled for completion in the fourth quarter of 2011, the Stateline I plant will increase the partnership’s natural gas processing capacity in the Williston Basin to approximately 300 MMcf/d, nearly tripling current capacity.

        The Stateline I plant and related infrastructure follows ONEOK Partners’ previously announced natural gas gathering and processing and natural gas liquids growth projects totaling more than $1.1 billion in the Bakken Shale.

        In April 2010 the partnership announced more than $400 million of new natural gas gathering and processing growth projects in the Bakken Shale, including the construction of a new 100 million cubic feet per day natural gas processing facility in eastern McKenzie County in North Dakota – the Garden Creek Plant – and related infrastructure.

        In July 2010 the partnership announced approximately $700 million for natural gas liquids growth projects in the region. Included is the construction of a 525- to 615-mile NGL pipeline that will have the capacity to transport 60,000 barrels per day of unfractionated NGLs from the Bakken Shale in the Williston Basin in North Dakota to the partnership’s 50-percent interest in Overland Pass Pipeline; related capacity expansions for the Overland Pass Pipeline; and expansion of the partnership’s fractionation capacity at Bushton, Kan.

        ONEOK Partners is the largest independent operator of natural gas gathering and processing facilities in the Bakken Shale region, with a gathering system of more than 3,500 miles.

EDITOR’S NOTE:
        View map showing the location of the new processing facility, as well as the infrastructure upgrades.

NON-GAAP FINANCIAL MEASURES

        ONEOK Partners has disclosed in this news release anticipated EBITDA levels that are non-GAAP financial measures. EBITDA is used as a measure of the partnership’s financial performance. EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction.

        The partnership believes the non-GAAP financial measure described above is useful to investors because this measurement is used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and

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ONEOK Partners to Invest More Than $300 Million
In Additional Growth Projects in the Bakken Shale

others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

        EBITDA should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

        This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, this non-GAAP measure should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor does it equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

The forward looking statements in this news release relating to the estimated costs and completion schedules as well as anticipated EBITDA levels with respect to the referenced growth construction projects are subject to known and unknown risks, uncertainties and other factors that may cause actual project costs and completion schedules and associated EBITDA levels to be materially different from those included in the forward looking statements. These risks and uncertainties include, but are not limited to, timely receipt of necessary governmental approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete these projects within budget and on schedule.

OKS-PP OKE-PP

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